Exhibit 99.1

Orange Bank & Trust Promotes Elizabeth Jones to Senior Vice President and
Chief Operating Officer

MIDDLETOWN, N.Y. – February 24, 2022 — Orange Bank & Trust Company (the “Bank”), the banking subsidiary of Orange County Bancorp, Inc. (the “Company” - Nasdaq: OBT), is pleased to announce the promotion of Elizabeth Jones to the role of Senior Vice President and Chief Operating Officer of the Bank.
Jones joined Orange Bank & Trust in 2016 as 1st Vice President, Director of Branch and Deposit Operations. In 2018, she was given the responsibility of Loan Operations, and in 2021, she was promoted to Director of Operations, adding responsibility for the Bank’s IT Department.
“This well-deserved promotion follows the completion of several significant operational projects led by Liz,” said Michael Gilfeather, President and CEO of Orange Bank & Trust Company. “Most recently, Liz’s oversight of the Bank’s core conversion demonstrated her strong leadership skills and ability to handle challenges of the highest level.”
In her new role, Jones will oversee all bank and loan operations. Working with the entire Orange Bank team, this will include ongoing efforts to leverage the Company’s unique structure and product offerings in support of client needs, as well as oversight of the Compliance, Audit, and IT departments and Facilities.
 “Liz was a natural choice for this role. Her ability to act decisively and welcome challenges that might deter others is foundational to her and our success,” added Gilfeather. “She has also played an integral role in developing and supporting the amazing culture at the Bank and we look forward to her continued success!”
Prior to joining Orange Bank & Trust, Jones worked at Sterling National Bank, where she served in various roles during her 20-year tenure, most recently as 1st Vice President, Sales and Service Administration.
About Orange County Bancorp Inc.
Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 125 years ago. It has grown through ongoing innovation and an unwavering commitment to its community and business clientele to more than $2.0 billion in total assets. Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and was acquired by the Company in 2012. In recent years, Orange Bank & Trust has added branches in Rockland, Westchester and the Bronx.

Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. Further, given its ongoing and dynamic nature, it is difficult to predict what the continuing effects of the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, continue to result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.